UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in charter)

Tennessee	001-36895	20-8839445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of Principal Executive Offices)

615-236-2265

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 30, 2016, Franklin Financial Network, Inc. (the “Company”) entered in a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $20.0 million in aggregate principal amount of 7.00% fixed-to-floating rate subordinated notes due 2026 (the “Notes”).

The Notes have a stated maturity of July 1, 2026, and bear interest at a fixed rate of 7.00% per year, from and including June 30, 2016 to but excluding July 1, 2021, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears on January 1 and July 1 of each year beginning on January 1, 2017. From and including July 1, 2021 to but excluding the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per year equal to the then current three-month LIBOR rate plus 604 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears. The Notes are redeemable, in whole or in part, on or after July 1, 2021 and at any time upon the occurrence of certain events set forth in the Notes.

The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Rule 506 of Regulation D thereunder (the “Offering”).

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.

The Notes are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Prior to July 1, 2021, the Company may redeem the Notes, in whole at any time, or in part from time to time, only under certain limited circumstances set forth in the Notes. On or after July 1, 2021, the Company may redeem the Notes at its option, in whole at any time, or in part on any interest payment date. Any redemption by the Company would be at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.

Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s current and future senior indebtedness and pari passu with the Company’s issued and outstanding Fixed-to-Floating Rate Subordinated Notes due 2026, initially issued in the aggregate principal amount of $40.0 million pursuant to that certain Indenture and that certain Supplemental Indenture, each by and between the Company and U.S. Bank National Association, as Trustee, and each dated March 31, 2016.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes.

The form of Note is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Notes herein is a summary and is qualified in its entirety by reference to the form of Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2016, the Company issued a press release (the “Press Release”) announcing the completion of the Offering. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2016	FRANKLIN FINANCIAL NETWORK, INC.

	By:	/s/ Sally P. Kimble
Sally P. Kimble
Executive Vice President and Chief
Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of 7.00% Fixed-to-Floating Rate Subordinated Note Due 2026 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto).

10.1	Form of Subordinated Note Purchase Agreement, dated as of June 30, 2016, by and among Franklin Financial Network, Inc. and the several purchasers identified therein

99.1	Press Release dated June 30, 2016